As filed with the Securities and Exchange Commission on September 18, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ArcelorMittal

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

ArcelorMittal

19, Avenue de la Liberté

L-2930 Luxembourg

Grand Duchy of Luxembourg

+352 4792-2414

(Address of Principal Executive Offices) (Zip Code)

2008 ArcelorMittal Employee Share Purchase Plan

(Full Title of the Plan(s))

Marc Jeske, Esq.

ArcelorMittal USA Inc.

1 South Dearborn Street, 19th floor

Chicago, Illinois 60603

(312) 899-3400

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to

Henk Scheffer, Esq.

ArcelorMittal

19, Avenue de la Liberté

L-2930 Luxembourg

Grand Duchy of Luxembourg

+352 4792-2414

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares	2,500,000	$57.09	$142,725,000	$5,609.09
Total	2,500,000	$57.09	$142,725,000	$5,609.09

(1)

This Registration Statement covers shares (“Shares”) of ArcelorMittal (the “Registrant”) (i) distributed pursuant to the exercise of purchase rights to be granted under the 2008 ArcelorMittal Employee Share Purchase Plan (the “2008 ESPP”) and (ii) pursuant to Rule 416 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), any additional Shares, which become distributable under the 2008 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Shares of the Registrant.

(2)

Calculated pursuant to Rule 457(c) and 457(h) based on a price of $57.09 per share, which is the average of the high and low prices reported on the New York Stock Exchange as of September 17, 2008 solely for the purpose of calculating the registration fee.

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the following documents:

(a) The Annual Report on Form 20-F of ArcelorMittal, filed with the SEC on March 19, 2008 (the “2007 20-F”);

(b) ArcelorMittal's current reports on Form 6-K, dated May 5, 2008 (Exhibit 99.1 only), May 14, 2008 (Exhibits 99.1, 99.2 and 99.3 only), May 19, 2008, June 9, 2008, June 11, 2008, June 16, 2008, June 24, 2008, June 30, 2008, July 1, 2008, August 4, 2008, August 7, 2008, August 13, 2008, August 14, 2008, August 20, 2008, September 3, 2008 and September 17, 2008; and

(c) The description of the Registrant’s shares contained in ArcelorMittal’s Registration Statement on Form F-4 filed with the SEC on September 28, 2007 pursuant to the Securities Act, as updated by Item 10 of the 2007 20-F.

All documents filed by ArcelorMittal pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities.

Not applicable.

Item 5. Interests Of Named Experts And Counsel.

Not applicable.

Item 6. Indemnification Of Directors And Officers.

The articles of association of ArcelorMittal provide that ArcelorMittal will, to the extent permitted by law, indemnify every director or member of the Group Management Board, as well as every former director or member of the Group Management Board, the fees, costs and expenses reasonably incurred by him or her in the defense or resolution (including a settlement) of all legal actions or proceedings, whether civil, criminal or administrative, he or she has been involved in his or her role as former or current director or member of the Group Management Board of ArcelorMittal.

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The right to indemnification does not exist in the case of gross negligence, fraud, fraudulent inducement, dishonesty or for a criminal offense or if it is ultimately determined that the director or member of the Group Management Board has not acted honestly, in good faith and with the reasonable belief that he or she was acting in the best interests of ArcelorMittal.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or are incorporated by reference to other filings:

4.1	Amended and Restated Articles of Association of ArcelorMittal dated May 13, 2008
4.2	2008 ArcelorMittal Employee Share Purchase Plan
23.1	Consent of Deloitte S.A.
23.2	Consent of Deloitte Accountants B.V. (Mittal Steel Company N.V. and subsidiaries)
23.3	Consent of KPMG Audit S. à. r. l (Arcelor S.A. and subsidiaries)
24.1	Power of Attorney (included on signature page(s))

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(i)        to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.        To include any prospectus required by Section 10(a) (3) of the Securities Act;

B.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement;

C.        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (A) and (B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(ii)       that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on Sept 18, 2008.

ArcelorMittal

By:	/s/ H.J. Scheffer

Name: H.J. Scheffer

Title: Company Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints, jointly and severally, Henk Scheffer, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution for his or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lakshmi N. Mittal Lakshmi N. Mittal	Chief Executive Officer, Director and Chairman of the Board of Directors	September 18, 2008
/s/ Aditya Mittal Aditya Mittal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 18, 2008
/s/ Vanisha Mittal Bhatia Vanisha Mittal Bhatia	Director	September 18, 2008
/s/ Narayanan Vaghul Narayanan Vaghul	Director	September 18, 2008
/s/ Wilbur L. Ross Wilbur L. Ross	Director	September 18, 2008

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/s/ Lewis B. Kaden Lewis B. Kaden	Director	September 18, 2008
/s/ François H. Pinault François H. Pinault	Director	September 18, 2008
______________________ Michel Marti	Director
/s/ José Rámon Álvarez Rendueles José Rámon Álvarez Rendueles	Director	September 18, 2008
/s/ Sergio Silva de Freitas Sergio Silva de Freitas	Director	September 18, 2008
/s/ Georges Schmit Georges Schmit	Director	September 18, 2008
/s/ Jean-Pierre Hansen Jean-Pierre Hansen	Director	September 18, 2008
/s/ John O. Castegnaro John O. Castegnaro	Director	September 18, 2008
__________________ Antoine Spillmann	Director
/s/ H.R.H. Prince Guillaume de Luxembourg H.R.H. Prince Guillaume de Luxembourg	Director	September 18, 2008
/s/ Ignacio Fernandez Toxo Ignacio Fernandez Toxo	Director	September 18, 2008
/s/ Malay Mukherjee Malay Mukherjee	Director	September 18, 2008

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 18, 2008, by the undersigned as the duly authorized representative of ArcelorMittal in the United States.

/s/ Marc Jeske
Marc Jeske

Index of Exhibits

Exhibit Number	Description	Method of Filing
4.1	Amended and Restated Articles of Association of ArcelorMittal dated May 13, 2008	Filed herewith

4.2	2008 ArcelorMittal Employee Share Purchase Plan	Filed herewith

23.1	Consent of Deloitte S.A.	Filed herewith

23.2	Consent of Deloitte Accountants B.V. (Mittal Steel Company N.V. and subsidiaries)	Filed herewith

23.3	Consent of KPMG Audit S. à. r. l. (Arcelor S.A. and subsidiaries)	Filed herewith

24.1	Powers of Attorney (included on signature page(s))	Filed herewith